UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 19, 2010

SKYSTAR BIO-PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in Charter)

Nevada	000-28153	33-0901534
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South,
Gaoxin District, Xian Province, P.R. China

(Address of Principal Executive Offices)

(8629) 8819-3188

(Issuer Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective April 16, 2010, Mr. Bennet P. Tchaikovsky resigned as the Registrant’s Chief Financial Officer. The decision by Mr. Tchaikovsky to resign from his position was not the result of any material disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Effective April 16, 2010, the Registrant’s board of directors appointed Mr. Michael Hongjie Lan as the Registrant’s Chief Financial Officer to replace Mr. Tchaikovsky.

From December 2007 to January 2009, Mr. Lan served as the practice director of Innowave Technology, an information architecture consultancy specializing in complex integrations of service oriented architecture-based approaches. In 2007, Mr. Lan served as the senior manager of Gilead Science, Inc., a NASDAQ listed company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. From 2004 to 2005, he worked as the project manager of Axion Solutions. From 1999 to 2004, Mr. Lan served as the senior consultant of Systems Management Inc. Mr. Lan received a B.A. in English Literature from Xiamen University and a Master of Accounting from the University of Southern California and became a Certified Public Accountant in 1996.

In connection with his appointment, the Registrant entered into an employment agreement with Mr. Lan, pursuant to which he will serve as the Registrant’s Chief Financial Officer on a full-time basis, for an initial one-year term. Mr. Lan will be entitled to receive annual compensation of $100,000, as well as reimbursement for reasonable expenses incurred in connection with the performance of his duties, including travel expenses. The foregoing description of the employment agreement with Mr. Lan is qualified in its entirety by a copy of such agreement attached to this current report on Form 8-K as Exhibit 99.1.

Mr. Lan has no family relationships with any of the Registrant’s current directors, executive officers or persons nominated or appointed to become directors or executive officers.  There are also no related party transactions to report involving Mr. Lan.

Additionally on April 16, 2010, the Registrant entered into a services agreement with Mr. R. Scott Cramer, a member of the Registrant’s board of directors, pursuant to which Mr. Cramer shall continue to act as a United States Representative of the Registrant (the “Representative”). The Registrant previously retained Mr. Cramer’s services under an agreement which term expired on March 31, 2010, although Mr. Cramer has continued to act as the Representative at the Registrant’s request. The services agreement renews Mr. Cramer’s term for an additional 1-year period beginning on April 1, 2010, for an annual fee of $30,000 payable in four quarterly installments of $7,500 at the end of each quarter. Additionally, Mr. Cramer will be entitled to receive 10,000 restricted shares of common stock under the Registrant’s 2010 Incentive Stock Plan (the “Plan”), and has entered into a restricted stock award agreement in connection therewith.

Under the restricted stock award agreement, Mr. Cramer is granted 10,000 restricted shares of common stock under the Plan (the “Shares”). The Shares will vest in four installments of 2,500 shares at the end of each quarter with the first vesting date on June 30, 2010. The number and the original value of the Shares will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a recapitalization, subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Registrant. The Registrant will have the right to repurchase all or any portion of the Shares at a price equal to the original amount paid for the Shares by Mr. Cramer upon the termination of the services agreement or any attempted transfer of Shares in violation of the services agreement.

The foregoing description of the services agreement and the restricted stock award agreement is qualified in its entirety by a copy of such agreements attached to this current report on Form 8-K as Exhibits 99.2 and 99.3.

Item 8.01	Other Events.

On April 19, 2010, the Registrant issued a press release, a copy of which is included as Exhibit 99.4 to this current report on Form 8-K.

The information in Item 8.01 and Exhibit 99.4 attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Employment Agreement dated April 16, 2010
99.2	Services Agreement dated April 16, 2010
99.3	Restricted Stock Award Agreement dated April 16, 2010
99.4	Press Release dated April 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Skystar Bio-Pharmaceutical Company
Date: April 19, 2010	(Registrant)

	By:	/s/ Weibing Lu
Weibing Lu
Chief Executive Officer